Exhibit 99.1


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                            Nader Tavakoli
                                             24 West 40th St., 10th Floor
                                             New York, NY  10018


Date of Event Requiring Statement:           12/24/07
Issuer and Ticker Symbol:                    Endwave Corporation (ENVW)
Relationship to Issuer:                      10% Owner
Designated Filer:                            EagleRock Capital Management, LLC


TABLE I INFORMATION

Title of Security:                           Common Stock
Amount of Securities Beneficially Owned      1,445,658
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)


TABLE II INFORMATION

Not applicable